UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)
___________________________
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☐    Soliciting Material Pursuant to §240.14a-2
COMSCORE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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11950 Democracy Drive, Suite 600
Reston, Virginia 20190
May 30, 2019
Dear Fellow Stockholder,
On April 30, 2019, we filed with the Securities and Exchange Commission and made available to our stockholders of record a proxy statement (the "Proxy Statement") for the 2019 Annual Meeting of Stockholders (the "Annual Meeting") of comScore, Inc. (the "company," "Comscore," "we" or "our") and began distributing a Notice of Internet Availability of Proxy Materials on May 1, 2019.
On May 23, 2019, we announced that John K. Martin Jr. joined our Board of Directors (the "Board") effective May 22, 2019, replacing former director Robert Norman who stepped down from the Board on May 22, 2019 and who now serves as a strategic consultant to the Board and company. As a result, Mr. Norman’s name has been withdrawn from nomination for re-election to the Board at the Annual Meeting, and the Board has nominated Mr. Martin as a substitute nominee to serve on our Board as a Class III director for a term expiring at our 2022 annual meeting of stockholders, to hold office until his successor has been duly elected and qualified.
Because these changes affect the matters to be voted on at the Annual Meeting, we are providing additional information in the enclosed supplement to the Proxy Statement (this "Proxy Supplement"). The proxy card and voting instruction form originally distributed with the Proxy Statement remain valid. Stockholders who have already returned their proxy card or provided voting instructions do not need to take any action unless they want to change or revoke their prior proxy or voting instructions. If you have already voted, or if you vote using the company’s original proxy card or original voting instructions, your submitted proxy will be voted at the Annual Meeting with respect to all proposals as you instruct, except that with respect to the election of directors and consistent with the disclosure set forth in the Proxy Statement, the proxyholders will vote shares represented by proxy for Mr. Martin as the substitute nominee for Mr. Norman. With respect to the director nominees named in the Proxy Statement other than Mr. Norman, proxies will be voted as instructed.
The time and place of the Annual Meeting have not changed. The Annual Meeting will be held at Carr Workplaces, located at 1818 Library Street, Suite 500, Reston, Virginia 20190 on June 10, 2019, at 10:00 a.m., Eastern Time. The enclosed Proxy Supplement should be read in conjunction with the Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2018, which we previously made available to our stockholders of record. You should read the entire Proxy Statement and this Proxy Supplement and any additional proxy materials carefully before voting your shares.
We encourage you to vote so that your shares will be represented at the meeting.

Reston, Virgina	By Order of the Board of Directors
May 30, 2019

Carol A. DiBattiste
General Counsel & Chief Compliance, Privacy and People Officer

CHANGE TO THE COMPANY’S SLATE OF NOMINEES
On May 23, 2019, comScore, Inc. (the "company," "Comscore," "we" or "our") announced that John K. Martin Jr. joined its Board of Directors (the "Board") effective May 22, 2019, replacing former director Robert Norman who stepped down from the Board on May 22, 2019 and who now serves as a strategic consultant to the Board and company. Mr. Norman’s decision to step down was not the result of any disagreement with the company. As a result of this change, Mr. Norman’s name has been withdrawn from nomination for re-election to the Board at the 2019 Annual Meeting of Stockholders (the "Annual Meeting"), and the Board has nominated Mr. Martin as a substitute nominee to serve on our Board as a Class III director for a term expiring at our 2022 annual meeting of stockholders, to hold office until his successor has been duly elected and qualified. The company’s list of Board candidates consists of each of the director nominees identified in the 2019 proxy statement filed with the Securities and Exchange Commission on April 30, 2019 (the "Proxy Statement"), except that Mr. Norman has been replaced as a nominee by Mr. Martin. Biographical information with respect to Mr. Martin is set forth below.
Mr. Martin, 51, was the Chairman and CEO of Turner Broadcasting System, Inc., a media and entertainment company, from January 2014 through June 2018. At Turner Broadcasting, Mr. Martin oversaw a portfolio of networks including CNN, TBS, TNT, Cartoon Network, Adult Swim and Turner Sports. Prior to Turner Broadcasting, Mr. Martin was the Chief Financial and Administrative Officer of Time Warner, Inc. for six years. Mr. Martin brings substantial industry experience and financial expertise to our Board. He was identified as a potential Board candidate by a non-management director.
Mr. Martin currently serves as Chairman of the Board’s Finance Committee. Mr. Martin will be compensated in accordance with the Company’s director compensation program, which provides for, among other things, an annual cash retainer of $30,000 and annual equity grant valued at $250,000. On May 23, 2019, Mr. Martin was granted 9,662 deferred restricted stock units ("RSUs") as compensation for his service as Finance Committee Chairman, with such RSUs to vest on the earlier of May 23, 2020 or a change in control of the Company. Other than the RSU award, Mr. Martin does not directly or indirectly hold any shares of Company common stock or vested awards or awards that are scheduled to vest within 60 days of the date of this Proxy Supplement. The Board has determined that Mr. Martin is independent under Securities and Exchange Commission rules and Nasdaq listing standards.
Mr. Martin has consented to serve if elected. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxyholders on the proxy card will vote for the substitute. Alternatively, the Board may reduce the size of the Board.
Voting Standard and Instructions
The voting standards and voting instructions contained in the Proxy Statement and the Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") distributed to our stockholders of record beginning on May 1, 2019, including the voting standard and voting instructions applicable to the election of directors, have not changed. If you have not voted, or if you have voted but would like to change your vote, please vote your shares as soon as possible using the any of the methods described in the Proxy Statement and the Notice of Internet Availability.
The proxy card and voting instruction form originally distributed with the Proxy Statement remain valid. Stockholders who have already returned their proxy card or provided voting instructions do not need to take any action unless they want to change or revoke their prior proxy or voting instructions. Pursuant to the discretionary voting authority granted to the proxyholders, any shares represented at the Annual Meeting by the original proxy card or voting instructions will be voted with respect to the election of Mr. Martin, as substitute nominee for Mr. Norman, as director. If you have already voted, or if you vote using the company’s original proxy card or original voting instructions, your submitted proxy will be voted at the Annual Meeting with respect to all proposals as you instruct, except that with respect to the election of directors and consistent with the disclosure set forth in the Proxy Statement (which provides that "[i]f any nominee is unable or unexpectedly declines to serve as a director, the Board may designate another nominee to fill the vacancy, and the proxy will be voted for that nominee"), the proxyholders will vote shares represented by proxy for Mr. Martin as the substitute nominee for Mr. Norman. With respect to the director nominees named in the Proxy Statement other than Mr. Norman, proxies will be voted as instructed. The proxyholders will vote as recommended by the Board on any matter for which a stockholder of record has not given instructions.
Proxies are solicited on behalf of the Board and are revocable through the methods described in the Proxy Statement.

Recommendation of the Board
The Board recommends that you vote "FOR" the election of Mr. Martin as a Class III director. The Board’s recommendation with respect to nominees Joanne Bradford and Dale Fuller remains unchanged.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 10, 2019.
The proxy statement, this proxy supplement and our Annual Report on Form 10-K for the year ended December 31, 2018 are available at www.astproxyportal.com/ast/25890

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